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Exhibit 5

May 12, 2005

Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, WA 98109

  Re:
  Registration Statement on Form S-3 (File No. 333-124597)

Ladies and Gentlemen:

        We have acted as counsel to Cascade Natural Gas Corporation, a Washington corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of 500,000 shares (the "Shares") of its common stock, $1.00 par value per share, to be issued under the Company's Automatic Dividend Reinvestment Plan, as amended (the "Plan").

        In connection with this opinion letter, we have examined such documents, certificates or records, and have made such investigation of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        For purposes of this opinion letter, we have assumed that, at all relevant times, (a) the Registration Statement, and any amendments thereto, will have been declared effective under the Securities Act and such effectiveness has not been terminated or rescinded; (b) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (c) all necessary approvals from, or filings with, state public utilities commissions or similar regulatory authorities will have been obtained or made.

        Based on the foregoing, it is our opinion that:

          1.     The Company is a corporation duly incorporated and validly existing as a corporation under the laws of the State of Washington, with all requisite power and authority under such laws to issue the Shares.

          2.     When the Shares are issued and sold by the Company in accordance with the Plan, and payment for such Shares to the extent and in the manner required by the Plan is received by the Company, such Shares will be legally issued, fully paid and nonassessable.

        We are members of the Bar of the State of Washington, and we have not considered, and express no opinion with respect to, the laws of any other jurisdiction. This opinion letter is given as of the date hereof, and we undertake no obligation to update this opinion letter or to advise you with respect to any facts or circumstances, or changes in law, that may come to our attention hereafter.

        We consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/ HILLIS CLARK MARTIN & PETERSON, P.S.
HILLIS CLARK MARTIN & PETERSON, P.S.

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  Exhibit 5